UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 10, 2015

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit G, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 817-9879

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01  Changes in Registrant’s Certifying Accountant; Dismissal of Independent Auditors

As previously reported on September 10, 2015, Heatwurx, Inc., a Delaware corporation (the “Company”), was informed by Hein & Associates LLP notifying the Board of Directors that the Company’s auditor/client relationship with Hein & Associates LLP had ceased. Prior to the receipt of the Hein & Associates LLP letter on September 3, 2015, the Company had not been informed by Hein & Associates LLP that Hein & Associates LLP desired to terminate its independent auditor/client relationship with the Company.

From inception through September 3, 2015, there have been no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hein & Associates LLP, would have caused it to make reference thereto.

This 8-K filed on September 10, 2015 is being amended to clarify that during the audit of our 2014 financial statements, Hein & Associates LLP advised the Company of a material weakness related to the Company’s internal control over financial reporting. This communication advised the Company that the internal controls necessary to develop reliable financial statements does not exist.

Item 9.01  Financial Statements and Exhibits

Exhibit 16  Letter of Hein & Associates LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: September 22, 2015	By /s/ John McGrain
John McGrain, Chief Executive Officer

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